UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e) (2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

CSX CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2014

Vote now on CSX’s Annual Stockholders’ Meeting proposals

Critical voting deadlines:

May 4 (for 401(k) plans and deferred shares); and
May 6 for all other shares

You have received this message on behalf of CSX Corporation from Broadridge, CSX’s proxy mailing agent. Each email you receive contains a unique control number to vote that enables you to vote your shares electronically.

CSX CORPORATION 2014 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of CSX Corporation will be held at 10:00 a.m. (EDT) on Wednesday, May 7, 2014 at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110. The meeting agenda includes the annual election of directors, the ratification of the selection of the independent registered public accounting firm, an advisory vote to approve executive compensation, and a stockholder proposal requesting action to allow shareholders to act by written consent.

This notice provides voting instructions and deadlines to vote the shares of CSX stock you may hold.

Voting Instructions Visit Proxy Login to vote and follow the instructions. To vote, you will need your 12 Digit Control Number noted below: Control Number: xxxxxxxxxxx
Voting Recommendations The CSX Board of Directors recommends that you vote as follows:
✔	FOR: Election of the director nominees
✔	FOR: Ratification of the selection of the independent registered public accounting firm
✔	FOR: Advisory vote to approve executive compensation
X	AGAINST: Stockholder proposal requesting action to allow shareholders to act by written consent

Please refer to the 2014 Proxy Statement for detailed information on each of the proposals and the Annual Stockholders’ Meeting.

Critical voting deadlines

If you hold CSX stock in the Company’s 401(k) Savings Plan, you must submit your vote by 11:59 p.m. (Eastern) on May 4, 2014 to allow J.P. Morgan time to receive your voting instructions and vote on behalf of the plan. J.P. Morgan has designated Broadridge, CSX’s proxy mailing agent, to collect and tally the votes for the plan shares and vote on behalf of the plan. Broadridge will keep your vote confidential - only total results will be reported at the Annual Stockholders’ Meeting or to CSX.

The deadline to vote your shares in all other accounts is 11:59 p.m. (Eastern) on May 6, 2014. If you hold shares in your CSX stock account at Merrill Lynch, Merrill Lynch and its designee will keep your beneficial ownership information as well as your voting instructions confidential, and only total voting results will be reported at the Annual Stockholders’ Meeting.

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY MAY 6, 2014

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

CSX Corporation

Recently, we sent you proxy material regarding the Annual Meeting of Shareholders that is scheduled for May 7, 2014. Our records indicate that we have not received your vote. We urge you to vote as soon as possible.

Your vote is important no matter the size of your holdings. Please vote promptly so your vote can be received prior to the May 7, 2014 Annual Meeting of Shareholders.

CSX Corporation has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE
Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen

VOTE BY MAIL
Return the executed proxy card in the postage-paid envelope provided so that we receive it by May 6, 2014 (the day before the meeting).

VOTE BY PHONE
Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch tone prompts to vote.

THANK YOU FOR VOTING!